Exhibit 99.1

Loar Announces Put Agreement to Acquire LMB Fans & Motors and Record Preliminary Fourth Quarter and Full Year 2024 Results

WHITE PLAINS, NY / ACCESSWIRE / February 20, 2025 / Loar Holdings Inc. (NYSE: LOAR) (“Loar,” “we”, “our” and “The Company”), today announced that it has entered into a put option to acquire 100% of the shares of LMB Fans & Motors (“LMB”) for €365 million plus the assumption of net debt, payable in cash at closing. The Company is also announcing select preliminary, unaudited, fourth quarter and full year 2024 financial results and an associated earnings release and call on March 31, 2025.

LMB Acquisition

Founded over 60 years ago, LMB is a global specialty player in the design and production of customized high-performance fans and motors. Leveraging its many decades of expertise and proprietary designs, LMB provides the market with 2000+ unique fans, blowers, motors and specialized rotating machines. LMB’s fans and brushless motors are found on a multitude of aerospace and defense platforms. LMB employs over 75 teammates globally, including those at its headquarters and manufacturing facility in Malemort sur Corrèze, France.

“We are delighted at the opportunity to have LMB join the Loar family of companies.” stated Dirkson Charles, CEO and Executive Co-Chairman of the Board of Directors of Loar. “With virtually all of its revenue derived from proprietary designs and niche market dynamics, LMB fits well within our strategic acquisition criteria.”

The put option grants Loar a period of exclusivity to sign, subject to completion of the consultation with LMB’s social and economic committee, definitive documents. The transaction is expected to close in the third quarter of 2025, shortly after receiving requisite regulatory approvals and is subject to completion of customary closing conditions. The acquisition will be financed through additional borrowings under Loar’s existing credit agreement and cash on-hand.

Q4 and Full Year 2024 Preliminary Results

“I am excited to announce that we expect to close out the year with record results on the top and bottom line” stated Dirkson Charles, CEO and Executive Co-Chairman of Loar. “We could not be more satisfied with the group’s performance in 2024 and look forward to sharing a full update with all of our partners on March 31st, following the completion of our normal year end audit.”

Preliminary Fourth Quarter 2024

•	Net sales of between $108.1 million and $110.1 million as compared to $86.4 million for the prior year’s quarter

•	Net income of between $2.7 million and $3.3 million as compared to a net loss of $0.6 million for the prior year’s quarter

•	Net income margin of approximately 2.5% to 3.0% as compared to a net loss margin of 0.7% in the prior year’s quarter

•	Adjusted EBITDA of between $39.0 million and $39.8 million as compared to $29.3 million for the prior year’s quarter

•	Adjusted EBITDA Margin is expected to be approximately 36.2% as compared to 33.8% for the prior year’s quarter

Preliminary Full Year 2024

•	Net sales of between $400.5 million and $402.5 million as compared to $317.5 million for the prior year

•	Net income of between $21.2 million and $21.8 million as compared to a net loss of $4.6 million for the prior year

•	Net income margin of between 5.3% and 5.4% as compared to a net loss margin of 1.5% for the prior year

•	Adjusted EBITDA of between $145.2 million and $146.0 million as compared to $112.7 million for the prior year

•	Adjusted EBITDA Margin is expected to be approximately 36.3% as compared to 35.5% for the prior year

Full Year 2025 Revised Outlook*

“Given the visibility provided by our backlog we are reaffirming our topline and Adjusted EBITDA 2025 guidance as well as updating the guidance for the impact of the secondary offering completed in December 2024” stated Glenn D’Alessandro, Loar’s Treasurer and CFO.

•	Net sales - between $470 million and $480 million

•	Net income – between $55 million and $60 million up from between $33 million and $37 million

•	Net income margin – approximately 12% up from approximately 7%

•	Adjusted EBITDA – between $176 million and $180 million

•	Diluted earnings per share – between $0.57 and $0.62 up from between $0.35 and $0.40

•	Adjusted Earnings Per Share – between $0.67 and $0.72 up from between $0.45 and $0.50

•	Adjusted EBITDA Margin – approximately 37.5%

•	Interest expense – approximately $28 million down from approximately $60 million

•	Market Assumptions – full year outlook is based on the following assumptions:

•	Commercial, Business Jet, and General Aviation OEM growth of high single-digits

•	Commercial, Business Jet, and General Aviation aftermarket growth of high single-digits

•	Defense growth of high double-digits

*	Full Year 2025 Revised Outlook does not include the impact of the LMB acquisition.

Conference Call

A conference call will be held at 10:30 a.m., Eastern Time on March 31, 2025. To participate in the call telephonically please dial +1 877-407-0670 / +1 215-268-9902. International participants can find a list of toll-free numbers here. A live audio webcast will also be available at the following link as well as through the Investor section of Loar Holdings website; https://ir.loargroup.com

The webcast will be archived and available for replay later in the day.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today’s aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Non-GAAP Supplemental Information

We present in this press release certain financial information based on our EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share. References to “EBITDA” mean earnings before interest, taxes, depreciation and amortization, references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income (loss) to EBITDA and Adjusted EBITDA, and references to “Adjusted EBITDA Margin” refer to Adjusted EBITDA divided by net sales. References to Adjusted Earnings Per Share mean net income (loss) plus certain adjustments as set forth in the reconciliations below to derive Adjusted EBITDA from EBITDA, less the tax effect of these adjustments. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share are not measurements of financial performance under U.S. GAAP. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we believe they are useful indicators for evaluating operating performance. In addition, our management uses Adjusted EBITDA to review and assess the performance of the management team in connection with employee incentive programs and to prepare its annual budget and financial projections. Moreover, our management uses Adjusted EBITDA of target companies to evaluate acquisitions.

Although we use EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin as measures to assess the performance of our business and for the other purposes set forth above, the use of non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with U.S. GAAP. Some of these limitations are:

•	EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest payments on our indebtedness.

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and the cash requirements for such replacements are not reflected in EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin.

•

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin exclude the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

•	The omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin; and

•	EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin do not include the payment of taxes, which is a necessary element of our operations.

Because of these limitations, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered as measures of cash available to us to invest in the growth of our business. Management compensates for these limitations by not viewing EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in isolation and specifically by using other U.S. GAAP measures, such as net sales and operating profit, to measure our operating performance. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measurements of financial performance under U.S. GAAP, and they should not be considered as alternatives to net income (loss) or cash flow from operations determined in accordance with U.S. GAAP. Our calculations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to the calculations of similarly titled measures reported by other companies.

Future Looking Statements

The preliminary estimated financial results for the fourth quarter and full year ended December 31, 2024, included in this press release are preliminary, unaudited and subject to completion, and may change as a result of management’s continued review. We have provided a range or approximation for these preliminary financial results because our closing procedures for our financial results and condition for the fourth quarter and full year ended December 31, 2024, are not yet complete. These preliminary estimates are not a comprehensive statement of our financial results and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. In addition, these preliminary estimates are not necessarily indicative of the results or conditions to be achieved in any future period. This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, our operations and financial performance, our preliminary estimated financial results for the fourth quarter and full year ended December 31, 2024, our ability to timely close on the LMB acquisition, our ability to finance such acquisition, and the expected financial performance of LMB. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release, including, but not limited to, the statements under the headings “Preliminary Fourth Quarter 2024,” “Preliminary Full Year 2024,” and “Full Year 2025 Revised Outlook” are based on management’s current expectations and are not guarantees of future performance. Our expectations and beliefs are expressed in management’s good faith, and we believe there is a reasonable basis for them, however, the forward-looking statements are subject to various known and unknown risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described under “Risk Factors” in Loar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2024, and other periodic reports filed by Loar from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in the forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Holdings Inc. Investor Relations

IR@loargroup.com

SOURCE: Loar Holdings Inc.

Loar Holdings Inc.

Table 1: Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended December 31,
	2024		2023
	Low	High
Net income (loss)	$2,661	$3,268	$(573)
Adjustments:
Interest expense, net	13,780	13,780	17,929
Refinancing costs	4,814	4,814	—
Income tax provision (benefit)	(1,152)	(959)	350

Operating income	20,103	20,903	17,706
Depreciation	3,061	3,061	2,641
Amortization	9,577	9,577	7,217

EBITDA	32,741	33,541	27,564
Adjustments:
Recognition of inventory step-up (1)	826	826	402
Other income, net (2)	(11)	(11)	(279)
Transaction expenses (3)	841	841	768
Stock-based compensation (4)	3,535	3,535	93
Acquisition and facility integration costs (5)	1,110	1,110	704

Adjusted EBITDA	$39,042	$39,842	$29,252

Net sales	$108,122	$110,122	$86,435
Net income (loss) margin	2.5%	3.0%	(0.7)%
Adjusted EBITDA Margin	36.1%	36.2%	33.8%

(1)	Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.
(2)	Represents a grant from the US Department of Transportation under the AMJP during the three months ended December 31, 2023
(3)

Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(4)	Represents the non-cash compensation expense recognized by the Company for equity awards.
(5)	Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.

Loar Holdings Inc.

Table 2: Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited, amounts in thousands)

	Year Ended December 31,
	2024		2023
	Low	High
Net income (loss)	$21,207	$21,814	$(4,615)
Adjustments:
Interest expense, net	52,112	52,112	67,054
Refinancing costs	6,459	6,459	—
Income tax provision	6,718	6,911	7,052

Operating income	86,496	87,296	69,491
Depreciation	11,244	11,244	9,938
Amortization	31,826	31,826	28,086

EBITDA	129,566	130,366	107,515
Adjustments:
Recognition of inventory step-up (1)	1,102	1,102	603
Other income, net (2)	(4,452)	(4,452)	(762)
Transaction expenses (3)	3,390	3,390	3,394
Stock-based compensation (4)	11,103	11,103	372
Acquisition and facility integration costs (5)	4,491	4,491	1,621

Adjusted EBITDA	$145,200	$146,000	$112,743

Net sales	$400,500	$402,500	$317,477
Net income (loss) margin	5.3%	5.4%	(1.5)%
Adjusted EBITDA Margin	36.3%	36.3%	35.5%

(1)	Represents accounting adjustments to inventory associated with acquisitions of businesses that were charged to cost of sales when inventory was sold.
(2)

Represents a $2.9 million reduction in the estimated contingent purchase price for the CAV acquisition and $1.7 million of proceeds from the settlement of buyer-side representations and warranties insurance covering the acquisition of DAC during the year ended December 31, 2024. Represents a grant from the US Department of Transportation under the AMJP during the year ended December 31, 2023.

(3)

Represents third party transaction-related costs for acquisitions comprising deal fees, legal, financial and tax due diligence expenses, and valuation costs that are required to be expensed as incurred.

(4)	Represents the non-cash compensation expense recognized by the Company for equity awards.
(5)	Represents costs incurred to integrate acquired businesses and product lines into our operations, facility relocation costs and other acquisition-related costs.